Ex. 28(h)(9)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

State Street Institutional Investment Trust

SSGA Funds

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of this 23rd day of February, 2018, between DST Asset Manager Solutions, Inc. (f/k/a Boston Financial Data Services, Inc.) (the “Transfer Agent”) and State Street Institutional Investment Trust and SSGA Funds (each, a “Fund and together, the “Funds”), each entity individually and not jointly, as listed on Schedule A, to the Transfer Agency and Service Agreement between the parties dated June 1, 2015, as amended (the “Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of February 23, 2018; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “February 23, 2018 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this February 23, 2018 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this February 23, 2018 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

(Signatures on following page)

Ex. 28(h)(9)

STATE STREET INSTITUTIONAL INVESTMENT TRUST ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Ellen M. Needham	By:	/s/ Patricia L. Crockan
Name:	Ellen M. Needham	Name:	Patricia L. Crockan
Title:	President	Title:	Head of BPO
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SSGA FUNDS ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: February 23, 2018

SSGA Funds

SSGA Dynamic Small Cap Fund

State Street Disciplined Emerging Markets Equity Fund

SSGA Enhanced Small Cap Fund

SSGA High Yield Bond Fund

SSGA International Stock Selection Fund

SSGA S&P 500 Index Fund

State Street Institutional Investment Trust

State Street 60 Day Money Market Fund*

State Street Aggregate Bond Index Fund

State Street Asian Pacific Value Spotlight Fund

State Street Cash Reserves Fund*

State Street Conservative Income Fund*

State Street Current Yield Fund*

State Street Disciplined Global Equity Fund

State Street Disciplined International Equity Fund

State Street Disciplined US Equity Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street European Value Spotlight Fund

State Street Global Equity ex U.S. Index Fund

State Street Global Value Spotlight Fund

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund*

State Street International Value Spotlight Fund

State Street Institutional Liquid Assets Fund*

State Street Institutional Liquid Reserves Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street U.S. Value Spotlight

State Street MSCI Canada Index Fund*

State Street MSCI Europe Index Fund*

State Street MSCI Japan Index Fund*

State Street MSCI Pacific ex Japan Index Fund*

*	The Fund is not active

SCHEDULE A

Effective Date: February 23, 2018

State Street Institutional Investment Trust (cont.)

State Street Small Cap Emerging Markets Equity Fund*

State Street Small/Mid Cap Equity Index Fund

State Street Strategic Real Return Fund*

State Street Target Retirement Fund

State Street Target Retirement 2015

State Street Target Retirement 2020

State Street Target Retirement 2025

State Street Target Retirement 2030

State Street Target Retirement 2035

State Street Target Retirement 2040

State Street Target Retirement 2045

State Street Target Retirement 2050

State Street Target Retirement 2055

State Street Target Retirement 2060

State Street Treasury Obligations Money Market Fund

State Street Ultra Short Term Bond Fund*

*	The Fund is not active